As filed with the Securities and Exchange Commission on May 23, 2001
                          Registration No. 333-________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EVOLVING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                    84-1010843
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                   Identification No.)

9777 Mt. Pyramid Court
Englewood, Colorado                                            80112
(303) 802-1000                                            (Zip Code)
(Address of principal executive offices)

                     Amended and Restated Stock Option Plan
                          Employee Stock Purchase Plan
                              (Full title of plan)

                                                 With a copy to:
George A. Hallenbeck                             Charles D. Maguire, Jr., Esq.
Chief Executive Officer and                      Holme Roberts & Owen LLP
Chairman of the Board                            1700 Lincoln Street
Evolving Systems, Inc.                           Suite 4100
9777 Mt. Pyramid Court                           Denver, Colorado  80203
Englewood, Colorado  80112                       (303) 861-7000
(303) 802-1000
                     (Name and address of agent for service)
          (Telephone number, including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                   OFFERING PRICE PER     AGGREGATE OFFERING
 TITLE OF SECURITIES TO                                SHARE (3)               PRICE(3)               AMOUNT OF
     BE REGISTERED            AMOUNT TO BE                                                        REGISTRATION FEE
                               REGISTERED
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value       1,000,000 (1)              $3.35                 $3,852,500             $963.13
$.001)                          150,000 (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Increase in authorized number of shares underlying the Amended and Restated Stock Option Plan.

(2) Increase in authorized number of shares underlying the Employee Stock Purchase Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) based upon the average of the high and low prices of the Registrant's Common Stock on May 18, 2001, as reported on The Nasdaq Stock Market (National Market).

                   Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8. The contents of the earlier Registration Statement on Form S-8, Registration Nos. 333-82473, 333-58285 and 333-60779 are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the Forms S-8.


Item 8.  Exhibits

5.1      Legal Opinion of Holme Roberts & Owen LLP
23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1     Power of Attorney is included in the signature pages.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado, on the 22nd day of May, 2001.

                                EVOLVING SYSTEMS, INC.


                                By:    /s/ George A. Hallenbeck
                                       -------------------------
                                Name:    George A. Hallenbeck
                                Title:   Chief Executive Officer and
                                         Chairman of the Board


         We, the undersigned officers and directors of Evolving Systems, Inc. hereby severally constitute and appoint David R. Johnson and Anita T. Moseley, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the Amended and Restated Stock Option Plan and the Employee Stock Purchase Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the The Nasdaq Stock Market (National Market); granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


NAME                          TITLE                              DATE


/s/ George A. Hallenbeck      Chief Executive Officer and        May 22, 2001
--------------------------
George A. Hallenbeck          Chairman of the Board
                              (Principal Executive Officer


/s/ David R. Johnson          Senior Vice President of Finance,  May 22, 2001
--------------------------
David R. Johnson              Chief Financial Officer and
                              Treasurer (Principal Financial
                              and Accounting Officer)


/s/ Donald R. Dixon           Director                           May 22, 2001
--------------------------
Donald R. Dixon

/s/ Robert J. Loarie          Director                           May 22, 2001
--------------------------
Robert J. Loarie


/s/ David J. Molny            Director                           May 21, 2001
--------------------------
David J. Molny


 /s/ James M. Ross            Director                           May 22, 2001
--------------------------
James M. Ross


/s/ Edward H. Sproat          Director                           May 22, 2001
--------------------------
Edward H. Sproat

                                  EXHIBIT INDEX

Exhibit
Number          Description

5.1             Legal Opinion of Holme Roberts & Owen LLP
23.1            Consent of PricewaterhouseCoopers LLP
23.2            Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1            Power of Attorney is included in the signature pages.